Exhibit 99.1

AVERY DENNISON CORPORATION NOTIFIED THAT U.S. DEPARTMENT OF JUSTICE HAS DECIDED TO CLOSE ITS
INVESTIGATION

Pasadena, Calif. – October 19, 2006 – Avery Dennison Corporation (NYSE: AVY) today announced that it has been notified by the U.S. Department of Justice (“DOJ”) that the DOJ has decided to close its investigation into competitive practices in the label stock industry without any further action. The Company disclosed the investigation in April 2003.

Avery Dennison Corporation is a global leader in pressure-sensitive labeling materials, office products and retail tag, ticketing and branding systems. Based in Pasadena, Calif., Avery Dennison Corporation is a FORTUNE 500 company with 2005 sales of $5.5 billion. Avery Dennison Corporation employs more than 22,000 individuals in 49 countries worldwide who apply the Company’s technologies to develop, manufacture and market a wide range of products for both consumer and industrial markets.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements contained in this news release are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements and financial or other business targets are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or expected results depending on a variety of factors, including but not limited to fluctuations in cost and availability of raw materials; ability of the Company to achieve and sustain targeted cost reductions; foreign currency exchange rates; worldwide and local economic conditions; impact of competitive products and pricing; selling prices; impact of legal proceedings, including the European Commission (“EC”), Canadian Department of Justice, and Australian Competition and Consumer Commission investigations into industry competitive practices, and any related proceedings or lawsuits pertaining to these investigations or to the subject matter thereof or of the recently concluded investigation by the U.S. Department of Justice (“DOJ”) (including purported class actions seeking treble damages for alleged unlawful competitive practices, and purported class actions related to alleged disclosure and fiduciary duty violations pertaining to alleged unlawful competitive practices, which were filed after the announcement of the DOJ investigation, as well as a likely fine by the EC in respect of certain employee misconduct in Europe); impact of potential violations of the U.S. Foreign Corrupt Practices Act based on issues in China; impact of epidemiological events on the economy and the Company’s customers and suppliers; successful integration of acquisitions; financial condition and inventory strategies of customers; timely development and market acceptance of new products; fluctuations in demand affecting sales to customers; and other matters referred to in the Company’s SEC filings.

The Company believes that the most significant risk factors that could affect its ability to achieve its stated financial expectations in the near-term include (1) potential adverse developments in legal proceedings and/or investigations regarding competitive activities, including possible fines, penalties, judgments or settlements; (2) the impact of economic conditions on underlying demand for the Company’s products; (3) the impact of competitors’ actions, including expansion in key markets, product offerings and pricing; (4) the degree to which higher raw material and energy-related costs can be passed on to customers through selling price increases (and previously implemented selling price increases can be sustained), without a significant loss of volume; and (5) the ability of the Company to achieve and sustain targeted cost reductions.

For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in the Company’s Form 10-K, filed on March 15, 2006, and Form 10-Q, filed on August 10, 2006, with the Securities and Exchange Commission. The forward-looking statements included in this news release are made only as of the date of this news release, and the Company undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.

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